UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2015

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Officers

On September 23, 2015, Sohail M. Parekh notified Infoblox Inc. (the “Company”) of his decision to step down as Executive Vice President, Engineering of the Company effective October 5, 2015. Mr. Parekh has agreed to provide transition services thereafter until January 4, 2016.

The Company also announced the transition of David N. Gee, the Company’s Executive Vice President, Marketing, who on September 25, 2015 notified the Company that he would resign. Mr. Gee will continue to serve in his current role until the earlier of (a) the appointment of his successor or (b) November 13, 2015, and has agreed to provide transition services thereafter until January 4, 2016.

The Company has commenced a search and engaged an executive search firm for each officer’s successor and will make an announcement when each successor has been appointed. In addition, the Company announced that, effective October 5, 2015, Alan Conley, the Company’s Chief Technology Officer, will serve as interim Engineering leader until Mr. Parekh’s successor has been appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOBLOX INC.

Date	September 28, 2015	By:	/s/ Remo Canessa
Remo Canessa
Chief Financial Officer